Exhibit 10.1

SofTech is obligated to pay Greenleaf Capital a monthly management fee for management advisory services and available debt facilities to meet its working capital needs. The parties to this agreement wish to temporarily suspend the arrangement affective January 1, 2008 for good and valuable consideration. Such temporary suspension will be automatically renewed in threes month increments unless terminated in writing within 30 days of the end of each period by Greenleaf Capital at its sole discretion.

/s/ Jean Croteau

Jean Croteau

President and CEO

SofTech, Inc.

/s/ Michael Elliston

Michael Elliston

CFO

Greenleaf Capital